PURECYCLE TECHNOLOGIES FOURTH QUARTER AND FISCAL YEAR ENDING 2024 UPDATE

Orlando, Fla. – February 27, 2025 – PureCycle Technologies, Inc. (Nasdaq: PCT), a U.S.-based company revolutionizing plastic recycling, today, announced a corporate update for the fourth quarter and fiscal year ending December 31, 2024.

Management Commentary

PureCycle CEO Dustin Olson commented, “The fourth quarter was one of significant progress for the Company. With ongoing improvements in Ironton, the Denver, PA sorting facility coming online and the additional inventory produced through compounding, we have established a path to commercialization. The interest in our PureFive™ resin remains high across many different industries. We are in the midst of more than 20 trials, that include two of the largest consumer packaged goods companies in the world and one of the largest packaging converters in the country. The early results from these and many other trials are promising, which I believe will lead to meaningful sales volume in 2025.”

Olson continued, “There are a couple of areas that highlight our increased confidence in the path to nameplate capacity at our Ironton Facility. We improved our maximum feed rate and reliability in recent months. Our onstream time was nearly 70% in December, a new high, and we hit a max feed rate of 12,500 pounds per hour in February.”

Commercial Update

PureCycle’s compounding and trial successes during the second half of 2024 led to progress in the commercial sector. Following that, PureCycle built inventory for the various market segments.

The first major sale to Drake Extrusion Inc. marks a turning point for PureCycle and represents a substantial growth opportunity. The Company’s R&D team developed a compound that performs similarly to Drake’s existing virgin polypropylene for continuous filament yarns, which can be utilized in items such as apparel, upholstery, and rugs. More recently, PureCycle produced a compound for trials on Drake’s staple fiber extrusion equipment. Staple fiber is used in carpeting, automotive, and a variety of non-woven applications. These two valuable opportunities highlight the quality of PureFive™ resin. The success with Drake has also led to an acceleration of trials and commercial discussions with other companies in the fiber industry.

PureCycle’s product quality played a crucial role in the recent announcement of Churchill Container’s “Run It Back” line of cups and popcorn buckets, made with up to 100% PureFive™ resin. The product trials were successful and required only minimal adjustments to the injection molding equipment. This presents a significant opportunity as sports teams, both professional and collegiate, become aware of this circular and sustainable option for concession items at stadiums and arenas across the country. More than ten teams have expressed interest in Churchill’s “Run It Back” line of cups since the announcement in early-February.

Advancements have also been made with PureCycle’s partners at The Procter & Gamble Company (P&G). Compounds have been developed with PureFive™ resin for applications with Old Spice®, Febreze®, Tide®, Cascade®, and Metamucil®. Industrial molding trials are scheduled for these initial applications in the coming months, with additional applications targeted for trials later in the year. Final qualification for the initial applications is expected in Q2 and first application production is expected to occur in Q2 or Q3 of 2025.

The automotive industry represents a large opportunity for PureCycle. Polypropylene is the most widely used plastic in automotive applications, with an average of around 100 pounds per passenger car. PureCycle has worked with a leading provider of polypropylene compounds to produce a material that was successfully molded into a bumper facia for one of the largest global automotive manufacturers. All the polypropylene in the compound was PureFive™ resin.

Operations Update

The Company continues to see quarter-over-quarter improvements in production volume, reliability, and product quality due to the ongoing learnings and subsequent modifications at the Ironton Facility. The Company will continue to pace production levels to match sales resulting from successful trials.

At the same time, PureCycle continues to test the upper limits of the Ironton Facility to further understand the impacts to reliability and quality. The Company recently hit a new high on feed rates, exceeding 12,500 pounds per hour. Reliability is also improving. The Ironton Facility was onstream for 67% of December, a new high. PureCycle’s dissolution process continues to produce a quality recyclate that differentiates it from mechanically recycled resin. The PureFive™ resin produced over the fourth quarter 2024, shows a consistent melt flow and mechanical properties, which allows for processability across a wide range of applications.

The sorting facility in Denver, PA continues to create high-quality polypropylene bales, which leads to more efficient operations at the Ironton Facility. The Company is also beginning to find outlets for the waste stream produced at Denver, which is expected to help recover some of the sorting facility’s costs. The additional commodities that come in a #1-7 plastic bale, including aluminum and polyethylene, are separated, re-baled and sold to other recyclers. This will be an evolving aspect of the Company’s supply chain and should help to further improve feedstock opportunities.

Additionally, PureCycle’s compounding operation has played a critical role in the commercialization of our plastic-to-plastic recycling process. The Company believes its ability to modify PureFive™ resin and provide a recycled product that performs similarly to virgin polypropylene is a differentiator in the industry. The Company’s compounding team has also successfully transformed co-product 1 and co-product 2 into a market-ready form, unlocking new revenue opportunities and enhancing the true circularity of the PureCycle process.

PureCycle Financial Update

On February 6, 2025, PureCycle sold about 4.1 million shares of common stock to a group of investors that included Pleiad Investment Advisors, Sylebra Capital Management and Samlyn Capital, LLC. Gross proceeds from the sale of common stock was approximately $33 million.

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PureCycle Contact

Christian Bruey

cbruey@purecycle.com

Investor Relations Contact

Eric DeNatale

edanatale@purecycle.com

About PureCycle Technologies

PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented dissolution recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as #5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from #5 plastic waste resulting in our PureFive™ resin that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the continued execution of PureCycle’s business plan, the expected timing of commercial sales, the commercialization of Ironton operations, the expected increase in production of the Ironton operations, the planned compounding operations, the sourcing of materials, and planned future updates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or PureCycle’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of PureCycle’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in each of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed contemporaneously with this press release and PureCycle’s Quarterly Reports on Form 10-Q for various quarterly periods, those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following: PCT's ability to obtain funding for its operations and future growth and to continue as a going concern; PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s PureFive™ resin in food grade applications (including in the United States, Europe, Asia and other future international locations); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the PureFive™ resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations); expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives; the ability of PCT’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) to be appropriately certified by Leidos, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner or at all; PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility; PCT’s ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs; PCT’s ability to complete the necessary funding with respect to, and complete the construction of, (i) its first U.S. multi-line facility, located in Augusta, Georgia, and (ii) its first commercial-scale European plant located in Antwerp, Belgium, in a timely and cost-effective manner; PCT’s ability to procure, sort and process polypropylene plastic waste at its planned plastic waste prep facilities; PCT’s ability to maintain exclusivity under the Procter & Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy; the success or profitability of PCT’s offtake arrangements; the ability to source feedstock with a high polypropylene content at a reasonable cost; PCT’s future capital requirements and sources and uses of cash; developments and projections relating to PCT’s competitors and industry; the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts; turnover in employees and increases in employee-related costs; changes in the prices and availability of labor (including labor shortages), transportation and materials, including inflation, supply chain conditions and its related impact on energy and raw materials, and PCT’s ability to obtain them in a timely and cost-effective manner; any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East); the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and operational risk.